Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333‑219545), on Form S-4 (No. 333-202393), and on Form S-8 (Nos. 033-52557, 033‑53689, 333-26613, 333-70859, 333-81085, 333-61768, 333-107673, 333-113502, 333-116776,  333‑126042, 333-148206, 333-156047, 333-159897, and 333-181389) of Aqua America, Inc. of our report dated February 28, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania

February 28,  2018